Exhibit 99.1

Fortune Brands Reports Strong Sales and EPS for Q4 and Full Year; Provides 2016 Annual Outlook with Continued Strong Performance

Highlights from continuing operations demonstrating growth:

  Q4 2015 sales increased 18 percent year-over-year to $1.22 billion with EPS of $0.54; EPS before charges/gains increased 27 percent to $0.56
  Full-year 2015 sales increased 14 percent with EPS of $1.88; EPS before charges/gains increased 19 percent to $2.07
  Company expects full-year 2016 EPS before charges/gains to grow to $2.42 - $2.52 on sales growth of 10 - 12 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--February 3, 2016--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter 2015 results from continuing operations and provided its 2016 annual outlook for sales and earnings per share.

“We delivered strong results at the high end of our guidance for the fourth quarter and full year 2015. We achieved strong sales growth as the home products market accelerated in the back half of the year, as we had anticipated. Our teams also delivered strong profit growth with efficiency gains in our recently expanded capacity and continued to focus on profitable growth in all channels,” said Chris Klein, chief executive officer, Fortune Brands. “We have built on our momentum with another year of growth and market outperformance, and are well-positioned for continued strong performance going into 2016.”

Fourth Quarter 2015

For the fourth quarter of 2015, sales were $1.22 billion, an increase of 18 percent over the fourth quarter of 2014. Earnings per share were $0.54, compared to $0.35 in the prior-year quarter. EPS before charges/gains were $0.56, compared to $0.44 the same quarter last year. Operating income was $140.3 million, compared to $79.2 million in the prior-year quarter. Operating income before charges/gains was $147.0 million, compared to $103.7 million the same quarter last year, up 42 percent.

“In the fourth quarter, sales increased 22 percent for the U.S. businesses. Operating margin before charges/gains for the total company grew significantly by 200 basis points to 12.0 percent, with solid performance across all operating segments,” Klein said.

For each segment in the fourth quarter of 2015, compared to the prior-year quarter:

  Cabinet sales increased 33 percent from the prior year including the impact of the Norcraft acquisition as the dealer channel and in-stock cabinet/vanities channel grew double digits. Cabinet operating margin before charges/gains improved 220 basis points to 10.0 percent.
  Plumbing sales increased 7 percent, with growth across the U.S. wholesale and retail channels and China. Excluding the negative impact of currency, plumbing sales increased 10 percent.
  Door sales were up 5 percent with growth in both the wholesale and retail channels.
  Security sales increased 3 percent driven by U.S. retail and SentrySafe. Sales growth was partially offset by the negative impact of currency.

Full Year 2015

For the full year 2015, sales were $4.6 billion, an increase of 14 percent over 2014. Earnings per share were $1.88 compared to $1.64 in the prior year, and EPS before charges/gains were $2.07 versus $1.74 last year, an increase of 19 percent.

“Our balance sheet remained strong during 2015. We completed the Norcraft acquisition and placed a $900 million bond issue that enhances our flexibility to drive incremental growth. We also repurchased shares and increased our quarterly dividend again,” said Lee Wyatt, chief financial officer. “As of December 31, 2015, cash was $239 million and debt was $1.2 billion, resulting in net debt to EBITDA of 1.4 times and giving us substantial flexibility to continue to create incremental shareholder value.”

“We were accurate in estimating the pace of growth in our home products market and delivered sales and profit growth that was on plan for the year,” said Klein. “In 2015, our teams focused on profitable growth and manufacturing efficiencies which increased our operating margin 110 basis points to 11.8 percent. Additionally, the integrations of both Norcraft cabinetry and SentrySafe are proceeding as planned. Our strong execution in 2015 and the momentum we’ve built has us well-positioned to deliver similar growth in 2016.”

Annual Outlook for 2016

The Company’s 2016 annual outlook is based on a U.S. home products market growth assumption of 6 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. Based on the Company’s expectation to continue outperforming the market and incremental sales from the Norcraft acquisition, the Company expects full-year 2016 sales growth in the range of 10 to 12 percent.

The Company expects EPS before charges/gains to be in the range of $2.42 to $2.52, which compares to 2015 EPS before charges/gains of $2.07.

“Entering 2016, our annual outlook calls for strong performance similar to 2015, based on solid execution and market growth much like 2015,” said Klein. “We believe we are well-positioned to continue to leverage our structural competitive advantages and drive profitable growth well into the future. Importantly, we also remain sharply focused on driving incremental shareholder value with our cash flow and balance sheet.”

The Company expects to generate free cash flow of approximately $350 - $375 million for the full year 2016.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, potential effects of past actions on future performance, the impact of acquisitions and integrations, expected free cash flow and sales growth and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “look,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, plumbing sales excluding the impact of Canadian currency, operating income before charges/gains, net debt to EBITDA, operating margin and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Net Sales (GAAP)
Cabinets	$608.1	$456.1	33	$2,173.4	$1,787.5	22
Plumbing	358.5	335.1	7	1,414.5	1,331.0	6
Doors	114.5	109.4	5	439.1	413.9	6
Security	143.6	139.0	3	552.4	481.2	15
Total Net Sales	$1,224.7	$1,039.6	18	$4,579.4	$4,013.6	14

Operating Income Before Charges/Gains (a)
Cabinets	$61.1	$35.5	72	$195.7	$138.3	42
Plumbing	71.1	58.9	21	292.5	260.2	12
Doors	13.3	7.5	77	44.0	29.2	51
Security	18.7	15.4	21	69.3	59.2	17
Corporate:
General and administrative expense	(18.5)	(15.8)	(17)	(69.2)	(65.0)	(6)
Defined benefit plan income (b)	1.3	2.2	(41)	6.1	8.8	(31)
Total Corporate Expenses	(17.2)	(13.6)	(26)	(63.1)	(56.2)	(12)

Total Operating Income Before Charges/Gains	$147.0	$103.7	42	$538.4	$430.7	25

Earnings Per Share Before Charges/Gains (c)
Diluted - Continuing Operations	$0.56	$0.44	27	$2.07	$1.74	19

EBITDA Before Charges/Gains (d)	$179.7	$128.1	40	$649.2	$517.0	26

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$238.5	$191.9
Accounts receivable, net	502.6	458.9
Inventories	555.6	462.2
Other current assets	122.0	122.8
Current assets of discontinued operations	-	63.3
Total current assets	1,418.7	1,299.1

Property, plant and equipment, net	627.9	539.8
Goodwill	1,755.3	1,467.8
Other intangible assets, net of accumulated amortization	996.7	656.5
Other assets	80.0	72.4
Non-current assets of discontinued operations	-	17.3
Total assets	$4,878.6	$4,052.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$0.8	$-
Current portion of long-term debt	-	26.3
Accounts payable	344.2	333.8
Other current liabilities	412.9	322.0
Current liabilities of discontinued operations	-	17.5
Total current liabilities	757.9	699.6

Long-term debt	1,171.6	643.7
Deferred income taxes	201.7	150.6
Other non-current liabilities	293.6	292.5
Non-current liabilities of discontinued operations	-	3.4
Total liabilities	2,424.8	1,789.8

Stockholders' equity	2,450.9	2,259.5
Noncontrolling interests	2.9	3.6
Total equity	2,453.8	2,263.1
Total liabilities and equity	$4,878.6	$4,052.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Operating Activities
Net income	$315.5	$159.3
Depreciation and amortization	115.1	98.8
Asset impairment charges	-	10.7
Recognition of actuarial losses	8.6	13.7
Deferred taxes	(13.6)	0.3
Loss on sale of discontinued operation	16.9	83.2
Other noncash items	28.7	33.1
Changes in assets and liabilities, net	(60.1)	(145.4)
Net cash provided by operating activities	$411.1	$253.7

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(126.0)	$(126.8)
Proceeds from sale of discontinued operations	12.2	130.0
Cost of acquisitions, net of cash	(652.8)	(147.3)
Other investing activities	-	(7.0)
Net cash used by investing activities	$(766.6)	$(151.1)

Financing Activities
Increase in debt, net	$499.7	$313.8
Proceeds from the exercise of stock options	28.9	28.9
Treasury stock purchases	(51.7)	(439.8)
Dividends to stockholders	(89.5)	(77.4)
All other, net	29.5	27.0
Net cash provided by (used in) financing activities	$416.9	$(147.5)

Effect of foreign exchange rate changes on cash	(14.8)	(4.6)

Net increase (decrease) in cash and cash equivalents	$46.6	$(49.5)
Cash and cash equivalents at beginning of period	191.9	241.4
Cash and cash equivalents at end of period	$238.5	$191.9

FREE CASH FLOW	Twelve Months Ended December 31,		2016 Full Year
	2015	2014	Approximation

Free Cash Flow*	$329.1	$179.4	$350.0 - 375.0
Add:
Capital expenditures	128.5	127.5	140.0 - 150.0
Less:
Proceeds from the sale of assets	2.5	0.7	-
Proceeds from the exercise of stock options	28.9	28.9	20.0
Taxes and transaction costs on sale of Simonton window business	-	23.6	-
Transaction costs for Norcraft acquisition	15.1	-	-
Cash Flow From Operations (GAAP)	$411.1	$253.7	$470.0 - 505.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. It additionally excludes payments of transaction costs related to the Norcraft acquisition as well as payments of taxes and transaction costs on the discontinued operation of the Simonton window business. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Net Sales	$1,224.7	$1,039.6	18	$4,579.4	$4,013.6	14

Cost of products sold	804.6	697.8	15	2,997.5	2,646.7	13

Selling, general
and administrative expenses	269.5	253.1	6	1,047.6	943.3	11

Amortization of intangible assets	6.3	3.6	75	21.6	13.1	65

Restructuring charges	4.0	5.9	(32)	16.6	7.0	137

Operating Income	140.3	79.2	77	496.1	403.5	23

Interest expense	11.4	3.2	256	31.9	10.4	207

Other expense, net	0.6	1.2	(50)	4.3	1.2	258

Income from continuing operations before income taxes	128.3	74.8	72	459.9	391.9	17

Income taxes	40.7	18.3	122	153.4	118.3	30

Income from continuing operations, net of tax	$87.6	$56.5	55	$306.5	$273.6	12

Income(Loss) from discontinued operations, net of tax	0.4	(11.1)	104	9.0	(114.3)	108

Net income	$88.0	$45.4	94	$315.5	$159.3	98

Less: Noncontrolling interests	0.2	0.3	(33)	0.5	1.2	(58)

Net income attributable to
Fortune Brands Home & Security	$87.8	$45.1	95	$315.0	$158.1	99

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.54	$0.35	54	$1.88	$1.64	15

Diluted Average Shares Outstanding	162.9	162.3	-	163.0	166.3	(2)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the fourth quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $7.0 million ($4.6 million after tax or $0.03 per diluted share) of net restructuring and other charges, the impact of income from actuarial gains associated with our defined benefit plans of $0.3 million ($0.2 million after tax) and a benefit related to a tax item of $0.9 million ($0.01 per diluted share).

For the twelve months ended December 31, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $22.7 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $17.1 million ($13.4 million after tax or $0.08 per diluted share), the impact of expense from actuarial losses associated with our defined benefit plans of $2.5 million ($1.6 million after tax or $0.01 per diluted share) and a charge related to a tax item of $0.2 million.

For the fourth quarter of 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $12.5 million ($8.2 million after tax or $0.05 per diluted share) of net restructuring and other charges, a tax benefit resulting from the write off of our investment in an international subsidiary of $1.6 million ($1.6 million after tax or $0.01 per diluted share), an asset impairment charge of $1.6 million ($1.0 million after tax or $0.01 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $12.0 million ($7.6 million after tax or $0.04 per diluted share).

For the twelve months ended December 31, 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $13.5 million ($8.4 million after tax or $0.05 per diluted share) of restructuring and other charges, a tax benefit resulting from the write off of our investment in an international subsidiary of $1.6 million ($1.6 million after tax or $0.01 per diluted share), an asset impairment charge of $1.6 million ($1.0 million after tax or $0.01 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $13.7 million ($8.7 million after tax or $0.05 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (c)	$0.56	$0.44	27	$2.07	$1.74	19

Restructuring and other charges	(0.03)	(0.05)	40	(0.10)	(0.05)	(100)
Asset impairment charges	-	(0.01)	100	-	(0.01)	100
Norcraft transaction costs(e)	-	-	-	(0.08)	-	-
Defined benefit plan actuarial gains/(losses)	-	(0.04)	100	(0.01)	(0.05)	80
Tax item	0.01	0.01	-	-	0.01	(100)

Diluted EPS - Continuing Operations	$0.54	$0.35	54	$1.88	$1.64	15

RECONCILIATION OF FULL YEAR 2016 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.42 to $2.52 per share. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $2.38 to $2.48 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Income from continuing operations, net of tax	$87.6	$56.5	55	$306.5	$273.6	12

Depreciation	$27.0	$20.4	32	$93.5	$72.8	28
Amortization of intangible assets	6.3	3.6	75	21.6	13.1	65
Restructuring and other charges	7.0	12.5	(44)	22.7	13.5	68
Interest expense	11.4	3.2	256	31.9	10.4	207
Norcraft transaction costs (e)	-	-	-	17.1	-	100
Asset impairment charges	-	1.6	(100)	-	1.6	(100)
Defined benefit plan actuarial (gains)/losses	(0.3)	12.0	(103)	2.5	13.7	(82)
Income taxes	40.7	18.3	122	153.4	118.3	30

EBITDA BEFORE CHARGES/GAINS (d)	$179.7	$128.1	40	$649.2	$517.0	26

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2015
Notes payable to banks (a)			0.8
Long-term debt (a)			1,171.6
Total debt			1,172.4
Less:
Cash and cash equivalents (a)			238.5
Net debt (1)			933.9
For the twelve months ended December 31, 2015
EBITDA before charges/gains (2) (d)			649.2

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.4

(a) Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2015.

(d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments
		Restructuring	Defined benefit	Asset		Before
	GAAP	and other	plan actuarial	impairment	Tax Item	Charges/Gains
	(unaudited)	charges	gains or losses	charges		(Non-GAAP)

2015	FOURTH QUARTER

Net Sales	$1,224.7	-	-	-	-

Cost of products sold	804.6	(2.8)	0.2	-	-
Selling, general & administrative expenses	269.5	(0.2)	0.1	-	-
Amortization of intangible assets	6.3	-	-	-	-
Restructuring charges	4.0	(4.0)	-	-	-

Operating Income	140.3	7.0	(0.3)	-	-	147.0

Interest expense	11.4	-	-	-	-
Other expense, net	0.6	-	-	-	-
Income from continuing operations before income taxes	128.3	7.0	(0.3)	-	-	135.0

Income taxes	40.7	2.4	(0.1)	-	0.9

Income from continuing operations, net of tax	$87.6	4.6	(0.2)	-	(0.9)	$91.1

Income from discontinued operations	0.4	-	-	-	-

Net Income	88.0	-	-	-	-

Less: Noncontrolling interests	0.2	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$87.8	4.6	(0.2)	-	(0.9)	$91.3

Income from continuing operations, net of tax
less noncontrolling interests	$87.4	4.6	(0.2)	-	(0.9)	$90.9

Diluted Average Shares Outstanding	162.9					162.9

Diluted EPS - Continuing Operations	0.54					0.56

2014

Net Sales	$1,039.6	-	-	-	-

Cost of products sold	697.8	(6.1)	(2.3)	-	-
Selling, general & administrative expenses	253.1	(0.5)	(9.7)	-	-
Amortization of intangible assets	3.6	-	-	-	-
Restructuring charges	5.9	(5.9)	-	-	-

Operating Income	79.2	12.5	12.0	-	-	103.7

Interest expense	3.2	-	-	-	-
Other expense, net	1.2	-	-	(1.6)	-
Income from continuing operations before income taxes	74.8	12.5	12.0	1.6	-	100.9

Income taxes	18.3	4.3	4.4	0.6	1.6

Income from continuing operations, net of tax	$56.5	8.2	7.6	1.0	(1.6)	$71.7

Loss from discontinued operations	(11.1)	-	-	-	-

Net Income	45.4	-	-	-	-

Less: Noncontrolling interests	0.3	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$45.1	8.2	7.6	1.0	(1.6)	$60.3

Income from continuing operations, net of tax
less noncontrolling interests	$56.2	8.2	7.6	1.0	(1.6)	$71.4

Diluted Average Shares Outstanding	162.3					162.3

Diluted EPS - Continuing Operations	0.35					0.44

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments
		Restructuring	Defined benefit	Asset		Norcraft	Before
	GAAP	and other	plan actuarial	impairment	Tax Item	Acquisition	Charges/Gains
	(unaudited)	charges	losses	charges		Costs	(Non-GAAP)

2015	YEAR TO DATE

Net Sales	$4,579.4	-	-	-	-	-

Cost of products sold	2,997.5	(5.5)	(0.2)	-	-	(2.0)
Selling, general & administrative expenses	1,047.6	(0.6)	(2.3)	-	-	(15.1)
Amortization of intangible assets	21.6	-	-	-	-	-
Restructuring charges	16.6	(16.6)	-	-	-	-

Operating Income	496.1	22.7	2.5	-	-	17.1	538.4

Interest expense	31.9	-	-	-	-	-
Other expense, net	4.3	-	-	-	-	-
Income from continuing operations before income taxes	459.9	22.7	2.5	-	-	17.1	502.2

Income taxes	153.4	6.4	0.9	-	(0.2)	3.7

Income from continuing operations, net of tax	$306.5	16.3	1.6	-	0.2	13.4	$338.0

Income from discontinued operations, net of tax	9.0	-	-	-	-	-

Net Income	315.5	-	-	-	-	-

Less: Noncontrolling interests	0.5	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$315.0	16.3	1.6	-	0.2	13.4	$346.5

Income from continuing operations, net of tax
less noncontrolling interests	$306.0	16.3	1.6	-	0.2	13.4	$337.5

Diluted Average Shares Outstanding	163.0						163.0

Diluted EPS - Continuing Operations	1.88						2.07

2014

Net Sales	4,013.6	-	-	-	-	-

Cost of products sold	2,646.7	(5.9)	(3.0)	-	-	-
Selling, general & administrative expenses	943.3	(0.6)	(10.7)	-	-	-
Amortization of intangible assets	13.1	-	-	-	-	-
Restructuring charges	7.0	(7.0)	-	-	-	-

Operating Income	403.5	13.5	13.7	-	-	-	430.7

Interest expense	10.4	-	-	-	-	-
Other expense, net	1.2	-	-	(1.6)	-	-
Income from continuing operations before income taxes	391.9	13.5	13.7	1.6	-	-	420.7

Income taxes	118.3	5.1	5.0	0.6	1.6	-

Income from continuing operations, net of tax	$273.6	8.4	8.7	1.0	(1.6)	-	$290.1

Loss from discontinued operations, net of tax	(114.3)	-	-	-	-	-

Net Income	159.3	-	-	-	-	-

Less: Noncontrolling interests	1.2	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$158.1	8.4	8.7	1.0	(1.6)	-	$174.6

Income from continuing operations, net of tax
less noncontrolling interests	$272.4	8.4	8.7	1.0	(1.6)	-	$288.9

Diluted Average Shares Outstanding	166.3						166.3

Diluted EPS - Continuing Operations	1.64						1.74

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Net Sales (GAAP)
Cabinets	$608.1	$456.1	33	$2,173.4	$1,787.5	22
Plumbing	358.5	335.1	7	1,414.5	1,331.0	6
Doors	114.5	109.4	5	439.1	413.9	6
Security	143.6	139.0	3	552.4	481.2	15
Total Net Sales	$1,224.7	$1,039.6	18	$4,579.4	$4,013.6	14

Operating Income
Cabinets	$60.3	$35.4	70	$192.4	$137.9	40
Plumbing	70.8	56.3	26	285.4	258.9	10
Doors	13.3	7.5	77	44.0	29.2	51
Security	12.8	6.0	113	55.9	49.4	13
Corporate:
General and administrative expense	(18.5)	(16.2)	(14)	(85.2)	(67.0)	(27)
Defined benefit plan income/(expense) (1)	1.6	(9.8)	116	3.6	(4.9)	173
Total Corporate expenses	(16.9)	(26.0)	35	(81.6)	(71.9)	(13)

Total Operating Income (GAAP)	$140.3	$79.2	77	$496.1	$403.5	23

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income Before Charges/Gains (a)
Cabinets	$61.1	$35.5	72	$195.7	$138.3	42
Plumbing	71.1	58.9	21	292.5	260.2	12
Doors	13.3	7.5	77	44.0	29.2	51
Security	18.7	15.4	21	69.3	59.2	17
Corporate:
General and administrative expense	(18.5)	(15.8)	(17)	(69.2)	(65.0)	(6)
Defined benefit plan income (b)	1.3	2.2	(41)	6.1	8.8	(31)
Total Corporate expenses	(17.2)	(13.6)	(26)	(63.1)	(56.2)	(12)

Total Operating Income Before Charges/Gains (a)	147.0	103.7	42	538.4	430.7	25
Restructuring and other charges (2) (3)	(7.0)	(12.5)	44	(22.7)	(13.5)	(68)
Norcraft transaction costs (e)	-	-	-	(17.1)	-	(100)
Defined benefit plan actuarial gains/(losses) (4)	0.3	(12.0)	103	(2.5)	(13.7)	82
Total Operating Income (GAAP)	$140.3	$79.2	77	$496.1	$403.5	23

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	%	$	%	$
Actual return on plan assets	(2.1)%	($18.2)	9.8%	$52.0
Expected return on plan assets	6.8%	40.2	7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%		4.2%
Postretirement benefits	4.1%		3.5%

(a) (b) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended				For the twelve month period ended
	December 31,	December 31,			December 31,	December 31,
	2015	2014	$ change	% change	2015	2014	$ change	% change
CABINETS
Operating income before charges/gains(a)	$61.1	$35.5	$25.6	72	$195.7	$138.3	$57.4	42
Restructuring charges (1)	(0.6)	(0.1)	(0.5)	(500)	(1.2)	(0.4)	(0.8)	(200)
Other charges (2)
Cost of products sold	(0.2)	-	(0.2)	(100)	(2.1)	-	(2.1)	(100)
Operating income (GAAP)	$60.3	$35.4	$24.9	70	$192.4	$137.9	$54.5	40

PLUMBING
Operating income before charges/gains(a)	$71.1	$58.9	$12.2	21	$292.5	$260.2	$32.3	12
Restructuring charges (1)	(0.1)	(1.7)	1.6	94	(6.4)	(0.5)	(5.9)	(1,180)
Other charges (2)
Cost of products sold	-	(0.4)	0.4	100	(0.1)	(0.2)	0.1	50
Selling, general and administrative expenses	(0.2)	(0.5)	0.3	60	(0.6)	(0.6)	-	-
Operating income (GAAP)	$70.8	$56.3	$14.5	26	$285.4	$258.9	$26.5	10

DOORS
Operating income before charges/gains (a)	$13.3	$7.5	$5.8	77	$44.0	$29.2	$14.8	51
Operating income (GAAP)	$13.3	$7.5	$5.8	77	$44.0	$29.2	$14.8	51

SECURITY
Operating income before charges/gains(a)	$18.7	$15.4	$3.3	21	$69.3	$59.2	$10.1	17
Restructuring charges (1)	(3.3)	(3.7)	0.4	11	(8.1)	(4.1)	(4.0)	(98)
Other charges (2)
Cost of products sold	(2.6)	(5.7)	3.1	54	(5.3)	(5.7)	0.4	7
Operating income (GAAP)	$12.8	$6.0	$6.8	113	$55.9	$49.4	$6.5	13

CORPORATE
General and administrative expense before charges/gains	$(18.5)	$(15.8)	$(2.7)	(17)	$(69.2)	$(65.0)	$(4.3)	(7)
Restructuring charges (1)	-	(0.4)	0.4	100	(0.9)	(2.0)	1.1	55
Other charges (2)
Selling, general and administrative expenses	-	-	-	-	(15.1)	-	-	(100)
General and administrative expense (GAAP)	(18.5)	(16.2)	(2.3)	(14)	(85.2)	(67.0)	(18.3)	(27)

Defined benefit plan income before actuarial gains/(losses)	1.3	2.2	-	(41)	6.1	8.8	-	(30)
Defined benefit plan actuarial gains/(losses) (3)	0.3	(12.0)	12.3	103	(2.5)	(13.7)	11.2	82
Defined benefit plan income/(expense) (GAAP)	1.6	(9.8)	11.4	116	3.6	(4.9)	8.6	174

Total Corporate expense (GAAP)	$(16.9)	$(26.0)	$7.7	35	$(81.6)	$(71.9)	$(10.2)	(13)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For the Cabinets segment, other charges represent the Norcraft purchase accounting impact of expense related to our estimated inventory step up. For Corporate, other charges represent external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2015		December 31, 2014
	%	$	%	$
Actual return on plan assets	(2.1)%	($18.2)	9.8%	$52.0
Expected return on plan assets	6.8%	40.2	7.4%	42.2
Discount rate at December 31:
Pension benefits	4.6%		4.2%
Postretirement benefits	4.1%		3.5%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO GAAP OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change

CABINETS
Before Charges/Gains Operating Margin	10.0%	7.8%	220 bps
Restructuring & Other Charges	(0.1%)	-
GAAP Operating Margin	9.9%	7.8%	210 bps

FBHS
Before Charges/Gains Operating Margin	12.0%	10.0%	200 bps	11.8%	10.7%	110 bps
Restructuring & Other Charges	(0.5%)	(1.2%)		(0.5%)	(0.3%)
Norcraft transaction costs	-	-		(0.4%)	-
Defined benefit plan actuarial losses	-	(1.2%)		(0.1%)	(0.3%)
GAAP Operating Margin	11.5%	7.6%	390 bps	10.8%	10.1%	70 bps

Before charges/gains operating margin is operating margin derived in accordance with GAAP excluding restructuring and other charges, and for FBHS, Norcraft transaction costs and the impact of expense from actuarial losses associated with our defined benefit plans. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.

RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING THE IMPACT OF CURRENCY IN Q4 2015 TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended
December 31, 2015

% change
Plumbing
Percentage change in Net Sales excluding the impact of currency Q4 2015	10%
Impact of currency in Q4 2015	(3%)
Percentage change in Net Sales (GAAP)	7%

Net sales excluding the impact of currency in Q4 2015 is net sales derived in accordance with GAAP excluding the impact of currency in the fourth quarter of 2015. Management uses this measure to evaluate the overall performance of FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, Norcraft transaction related expenses, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, Norcraft transaction related expenses, and the impact of income, a tax item and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, Norcraft transaction related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(e) Represents external costs directly related to the acquisition of Norcraft and primarily includes expenditures for banking, legal, accounting and other similar services. In addition, it includes the impact of expense related to our estimated purchase accounting inventory step-up.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com